UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2013

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

On December 26, 2013, Textron Inc., a Delaware corporation (“Textron”) and Textron Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Textron (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Beech Holdings, LLC, a Delaware limited liability company (“Beech”), and Sky Intermediate Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Beech (“Intermediate Merger Sub”). Beech is the parent of Beechcraft Corporation, a leading manufacturer of business, special mission, light attack and trainer aircraft.  With more than 36,000 aircraft in service, Beechcraft supports its installed base of Hawker business jets, King Air turbo props and Beechcraft airplanes with an extensive global network of company-owned and authorized service centers.  Pursuant to the Merger Agreement, Textron will acquire (the “Acquisition”) all of the issued and outstanding equity interests in Beech for an aggregate cash purchase price of approximately $1.4 billion. The Acquisition is expected to close during the first half of 2014, subject to customary closing conditions, including regulatory approvals.

The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement, (i) Intermediate Merger Sub will be merged with and into Beech, with Beech surviving (such surviving company, the “Intermediate Company” and such merger the “Intermediate Merger”) and (ii) immediately following the consummation of the Intermediate Merger, Merger Sub will be merged with and into the Intermediate Company, with the Intermediate Company surviving the Merger as a wholly-owned Subsidiary of Textron (the “Merger”, and together with the Intermediate Merger, the “Mergers”).  As a result of the Mergers, Beech will become a wholly-owned subsidiary of Textron, and all issued and outstanding equity interests in Beech will be converted automatically into the right to receive cash merger consideration in accordance with the terms of the Merger Agreement.

In addition, units allocated in respect of certain unsecured claims under the Plan of Reorganization of Beech’s predecessor in interest will be converted automatically into the right to receive an amount in cash as set forth in a trust agreement to be entered into between Beech and a certain trustee, at the time or times specified therein, which amount will be paid out of a  deposit of approximately $251,000,000 (equal to 18.9% of the aggregate merger consideration) which Textron will deposit with a trustee for the benefit of the holders of such units and other holders of Unsecured Claims (as will be defined in the Trust Agreement).

The board of directors of Textron and the sole member of Merger Sub have each approved the execution, delivery and performance of the Merger Agreement by Textron and Merger Sub, respectively, and the consummation of the Acquisition and the other transactions contemplated thereby.

The closing of the Acquisition is subject to various conditions, including, among others, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and the obtaining of certain other foreign competition approvals, the accuracy of representations and warranties and performance of covenants, and the absence of any Material Adverse Effect (as defined in the Merger Agreement) with respect to Beech’s business.

Textron expects to finance the purchase price for the Acquisition, as well as cash required for the repayment of Beech’s working capital debt, with a combination of cash on hand, and the issuance of up to $1.1 billion in new debt, including a five-year prepayable bank loan.  J.P. Morgan is providing committed financing in connection with the Acquisition.  The Acquisition is not subject to a financing condition.

At the time the Merger Agreement was executed, certain members of Beech, representing approximately 62% of the issued and outstanding equity units of Beech, granted irrevocable proxies appointing a representative of Textron to vote and act by written consent with respect to all equity units owned by them to approve the Merger Agreement and the Mergers and the transactions contemplated thereby, and therefore no further action is required of Beech’s members to approve the Mergers.

Beech has made customary representations and warranties in the Merger Agreement, including, among others, representations and warranties as to organization of itself and its subsidiaries; Beech’s capital structure; authorization and approval of the Merger Agreement; governmental filings and no conflicts; financial statements, indebtedness and absence of undisclosed liabilities; absence of certain changes; litigation; employee benefits matters; compliance with laws; environmental matters; tax matters; labor and employment matters; intellectual property; real property; material contracts; affiliate contracts; anti-bribery compliance; government contracts; vendors; product warranties; inventory; receivables and transaction expenses.  Each of Textron and Merger Sub has also made customary representations and warranties in the Merger Agreement as to their own organization; authorization and approval of the Merger Agreement; governmental filings and no conflicts; litigation and sufficiency of funds.

Beech has also agreed to certain pre-closing covenants in the Merger Agreement, including, among other things, covenants that Beech will use reasonable best efforts to cause the business of it and its subsidiaries to be conducted in the ordinary course of business during the period between the date of the Merger Agreement and closing of the Acquisition, and that it will not engage in certain enumerated actions or transactions without the consent of Textron during such period.

In addition, Beech and certain of its members have covenanted not to solicit proposals relating to alternative transactions, and, subject to certain exceptions, not to enter into discussions or negotiations or provide non-public information in connection with any third party proposal in respect of an alternative transaction.  However, Beech’s board of directors may, in certain circumstances, and subject to certain conditions, provide confidential information to, and participate in discussions and negotiations with, third parties who, within 30 days of the signing of the Merger Agreement, submit an unsolicited, bona fide written acquisition proposal.  Beech may continue discussions and negotiations for an additional 10 days with third parties who submit an acquisition proposal during this 30 day period (for a total of 40 days).

If Beech’s board of directors determines that any such acquisition proposal is a Superior Proposal (as defined in the Merger Agreement), Textron has five (5) business days to match that proposal. If Beech’s board of directors then determines in good faith, after consultation with its outside legal counsel, and after taking into account any improvements in the terms that may be proposed by Textron, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties, it may terminate the Merger Agreement and enter into an agreement in respect of that Superior Proposal.  If Beech enters into an agreement in respect of a Superior Proposal, Beech would be required to pay Textron a termination fee of $48,000,000.  In certain other circumstances in which the Merger Agreement is terminated, Beech would be required to pay Textron’s expenses in an amount not to exceed $15,000,000.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which is expected to be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 28, 2013.

On December 26, 2013, Textron issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The summary of the Merger Agreement has been included to provide investors and shareholders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Current Report on Form 8-K, the summary of the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The contractual representations and warranties made by the parties in the Merger Agreement may be subject to a standard of materiality different from what shareholders of Textron may view as material to their interests. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which the parties to the Merger Agreement may have the right not close the Merger, or a party may have the right to terminate the Merger Agreement, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts.  Investors in Textron’s securities are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Forward Looking Information

Certain statements in this report are forward-looking statements which includes all statements other than those made solely with respect to historical fact.  Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following:  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the inability to complete the transaction due to the failure to receive required regulatory or other approvals or to satisfy other conditions to the transaction; the risk that the proposed transaction disrupts current plans and operations; the risk that anticipated synergies and opportunities as a result of the transaction will not be realized;  difficulty or unanticipated expenses in connection with integrating Beech into Textron;  the risk that the acquisition does not perform as planned, including the risk that Beech will not achieve revenue projections; and  potential difficulties in employee retention following the closing of the transaction.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit
Number	Description

99.1	Press Release issued by Textron Inc. on December 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: December 30, 2013

	By:	/s/ E. Robert Lupone
E. Robert Lupone, Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Textron Inc. on December 26, 2013.